EXHIBIT 23.2




                 Consent of Independent Auditors





The Board of Directors
DENTSPLY International Inc.:

We consent to incorporation by reference in the registration statements (Nos. 333-56093, 33-52616, 33-41775, 33-71792,
33-79094, and 33-89786) on Form S-8 and registration statement No. 333-76089 on Form S-3 of DENTSPLY International Inc. of our report dated January 20, 2000, relating to the consolidated statements of income, stockholders' equity, and cash flows of DENTSPLY International Inc. and subsidiaries and related schedule for the year ended December 31, 1999, which report appears in the December 31, 2001 annual report on Form 10-K of DENTSPLY International Inc.



                                    KPMG LLP


Philadelphia, Pennsylvania
March 28, 2002


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